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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-84679 and No. 333-31298) of FutureLink Corp. pertaining to the FutureLink Distribution Corp. Stock Option Plan and the FutureLink Corp. Stock Option Plan of our report dated March 14, 2000, except for Note 13, as to which the date is March 17, 2000, with respect to the consolidated financial statements of FutureLink Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
March 28, 2000